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                                                                      Exhibit 5


                  SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP
                               919 THIRD AVENUE
                          NEW YORK, N.Y. 10022-9998
                                   -------
                           TELEPHONE (212) 758-9500
                           FACSIMILE (212) 758-9526
                                TELEX  237328


                                                        June 12, 1995




Datascope Corp.
14 Philips Parkway
Montvale, New Jersey 07645-9998

Ladies and Gentlemen:

                 Datascope Corp., a Delaware corporation (the "Company"), intends to transmit for filing with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, on Form S-8 (the "Registration Statement") which relates to an aggregate of 157,700 shares of common stock, $.01 par value, of the Company ("Common Stock"), which may be issued upon (i) the exercise of the options granted pursuant to the stock option agreements listed on Annex A hereto (collectively, the "Option Agreements"), and (ii) pursuant to two special stock grants listed on Annex A hereto (together, the "Special Stock Grants"). This opinion is an exhibit to the Registration Statement.

                 We act as counsel to the Company and in such capacity have participated in various corporate and other proceedings relating to the Company. We have taken part in the preparation or have examined copies of the Company's Restated Certificate of Incorporation and amendments thereto, its by-laws as presently in effect, minutes of meetings of its directors, stockholders and committees and such other documents and instruments relating to the Company and the proposed issuance of the shares of Common Stock as we have deemed necessary under the circumstances, in each case signed, certified or otherwise proved to our satisfaction. Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

                 We note that we are members of the Bar of the State of New York and that we are not admitted to the Bar of any other
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Datascope Corp.
June 12, 1995
Page 2




state. Insofar as this opinion may involve the laws of the State of Delaware, our opinion is based solely upon our reading of the Delaware General Corporation Law as reported in the Prentice-Hall Corporation Law Service.

                 Based on the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that the shares of Common Stock to be issued upon the exercise of the Option Agreements, and to be issued in connection with the Special Stock Grants, have been duly authorized, and (subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws) when issued in accordance with the terms of the Option Agreements, or the Special Stock Grants, as the case may be, will be legally issued, fully paid and non-assessable.

                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or "Blue Sky" laws of any state.

                 This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes, except as expressly provided in the preceding paragraph. This opinion is as of the date hereof and we disclaim any undertaking to update this opinion after the date hereof.

                                   Very truly yours,

                                   /S/ SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP

                                   SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP

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                                    ANNEX A


1 Datascope Corp. Stock Option Agreement made as of March 1, 1990 between the Company and David Altschiller.

2 Datascope Corp. Stock Option Agreement made as of September 28, 1990 between the Company and David Altschiller.

3 Datascope Corp. Stock Option Agreement made as of February 23, 1995 between the Company and David Altschiller.

4 Datascope Corp. Stock Option Agreement made as of March 1, 1990 between the Company and William L. Asmundson.

5 Datascope Corp. Stock Option Agreement made as of February 23, 1995 between the Company and William L. Asmundson.

6 Datascope Corp. Stock Option Agreement made as of May 11, 1993 between the Company and Sjef Ernst.

7 Datascope Corp. Stock Option Agreement made as of February 23, 1995 between the Company and Leonard Gottlieb.

8 Datascope Corp. Stock Option Agreement made as of December 7, 1988 between the Company and Joseph Grayzel, M.D.

9 Datascope Corp. Stock Option Agreement made as of March 1, 1990 between the Company and Joseph Grayzel, M.D.

10 Datascope Corp. Stock Option Agreement made as of February 23, 1995 between the Company and Joseph Grayzel, M.D.

11 Datascope Corp. Stock Option Agreement made as of February 23, 1995 between the Company and Joseph Grayzel, M.D.
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12       Datascope Corp. Stock Option Agreement made as of February 19, 1993 between the Company and George Heller.

13 Datascope Corp. Stock Option Agreement made as of February 23, 1995 between the Company and George Heller.

14 Datascope Corp. Stock Option Agreement made as of January 22, 1993 between the Company and Tracy Moon.

15 Datascope Corp. Stock Option Agreement made as of May 18, 1994 between the Company and Tracy Moon.

16 Datascope Corp. Stock Option Agreement made as of May 11, 1994 between the Company and Gunther Ruttgers.

17 Datascope Corp. Stock Option Agreement made as of March 1, 1990 between the Company and Norman M. Schneider.

18 Datascope Corp. Stock Option Agreement made as of February 23, 1995 between the Company and Norman M. Schneider.

19       Special Stock Grant, from the Company to Susan Chapman.

20       Special Stock Grant, from the Company to Patricia Shields.